[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Exhibit 10.26

__________________________________________ ROADRUNNER SOLUTIONS LLC __________________________________________

FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of March 10, 2022

THE UNITS ISSUED PURSUANT TO THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

LW 128780978

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

i

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of the Company is entered into as of March 10, 2022 (the “Effective Date”) by and among Roadrunner Solutions LLC, a Delaware limited liability company (the “Company”), Homology Medicines, Inc., a Delaware corporation (“HMI”), and Oxford Biomedica (US), Inc., a Delaware corporation (“OXB”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE I.

WHEREAS, (i) the Company was formed on January 25, 2022 as a limited liability company in accordance with the Delaware Act and (ii) immediately prior to the execution of this Agreement, the Company was governed by that certain Limited Liability Company Agreement of the Company dated as of January 25, 2022 (the “Prior Agreement”);

WHEREAS, prior to the execution of this Agreement, HMI and the Company entered into a contribution agreement (the “Contribution Agreement”) pursuant to which, among other things, on the terms and subject to the conditions set forth therein, and effective immediately prior to the Closing, (a) HMI assigned and transferred to the Company the Transferred Assets (as defined in the Contribution Agreement), and the Company assumed from HMI, and agreed to pay, perform and discharge when due, the Transferred Liabilities (as defined in the Contribution Agreement) and (b) in exchange therefor, the Company issued to HMI 175,000 of the Company’s Units;

WHEREAS, on the terms and subject to the conditions set forth in that certain Equity Securities Purchase Agreement, dated as of January 28, 2022, by and among HMI, the Company and OXB (the “Purchase Agreement”), HMI will sell to OXB, and OXB will purchase from HMI, 130,000 Units in exchange for a cash payment by OXB to HMI at the Closing in the amount of $130,000,000;

WHEREAS, on the terms and subject to the conditions set forth in the Purchase Agreement, and effective as of the Closing, the Company will issue to OXB, and OXB will purchase from the Company 50,000 Units in exchange for a cash contribution by OXB to the Company of $50,000,000;

WHEREAS, immediately following the consummation of the Contribution and contemporaneously with the execution of this Agreement, the Equity Transfer (as defined in the Purchase Agreement) and the Equity Issuance (as defined in the Purchase Agreement) will be consummated in accordance with the Purchase Agreement, pursuant to which (a) OXB will own, in the aggregate, 180,000 Units, collectively representing 80% of the outstanding Units, and (b) HMI will own, in the aggregate, 45,000 Units, collectively representing 20% of the outstanding Units, in each case, as reflected on the Unit Ownership Ledger; and

WHEREAS, in connection with the admission of certain Unitholders at the closing of the transactions contemplated by the Purchase Agreement, the Unitholders desire to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Unitholders, intending to be legally bound, hereby agree as follows:

LW 128780978

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Unitholder” means a Person admitted to the Company as a Unitholder pursuant to Section 10.02.

“Admission Date” has the meaning set forth in Section 9.06(a).

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). For purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of any Unitholder.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified and/or waived from time to time in accordance with the terms hereof.

“Allocation Period” means the Fiscal Year or such other taxable period for which any allocation of items of income, gain, loss, deduction or credit is required to be calculated.

“Alternative Indemnitors” has the meaning set forth in Section 6.04(c).

“Approved Sale” has the meaning set forth in Section 9.03(a).

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, as applicable, but who has not become a Unitholder pursuant to ARTICLE X.

“Assumed Tax Rate” means the highest effective marginal combined federal, state and local tax rate (including the net investment income tax imposed under Section 1411 of the Code) generally applicable to a corporation subject to tax in the jurisdictions in which the Company conducts business. When applying the Assumed Tax Rate hereunder, the Board shall take into account the character of the income and, to the extent the Board reasonably determines such benefits are available, the deductibility of state and local income taxes, and loss carry forwards.

“Available Cash” shall mean, as of any date, the excess of (i) the unrestricted cash and cash equivalent items held by the Company over (ii) the sum of the amount of such items reasonably determined in good faith by the Board to be reasonably necessary for the payment of the Company’s expenses, liabilities and other obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may reasonably be expected to arise, including the maintenance of adequate working capital for the continued conduct of the Company’s business.

“Bankruptcy” means, with respect to any Person, the time (i) a court or Governmental Authority having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of any of its affairs; or (ii) such Person shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of any its property or make any general assignment for the benefit of its creditors.

“Board” means the Board of Directors of the Company established pursuant to Section 5.02, which shall have the power and authority described in this Agreement.

“Book Liability Value” means with respect to any liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such liability in an arm’s length transaction. The Book Liability Value of each liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Book Value; provided, however, that such adjustments shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders in the Company.

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Book Value of any property contributed by a Unitholder to the Company shall be the Fair Market Value of such property as of the date of contribution as reasonably determined by the Board in good faith (and in accordance with ARTICLE XIII);

(b) The Book Values of all properties shall be adjusted to equal their respective Fair Market Values as reasonably determined by the Board in good faith (and in accordance with ARTICLE XIII) in connection with (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Unitholder in exchange for more than a de minimis capital contribution to the Company, (ii) the Distribution by the Company to a Unitholder of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Unitholder upon the exercise of a non-compensatory option or warrant, (v) the acquisition of an interest in the Company by any new or existing Unitholder as consideration for the provision of services to or for the benefit of the Company or (vi) any other event to the extent reasonably determined by the Board in good faith to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii), (v) and (vi) above shall be made only if the Board in good faith reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders in the Company. If any non-compensatory options or warrants are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c) The Book Value of property distributed to a Unitholder shall be adjusted to equal the Fair Market Value of such property as of the date of Distribution (as determined pursuant to ARTICLE XIII);

(d) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (g) of the definition of Profits and Losses

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

or Section 3.05(b)(vi); provided, however, that Book Value shall not be adjusted pursuant to this clause (d) to the extent the Board in good faith reasonably determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d);

(e) If the Book Value of property has been determined or adjusted pursuant to clause (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to ARTICLE III.

“Business” means the business of the manufacturing of adeno-associated virus vectors for use in gene therapy or gene editing products.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or the United Kingdom or any day on which banking institutions in New York City or London, United Kingdom are authorized or required by law or other governmental action to close.

“Business Opportunities” has the meaning set forth in Section 6.06.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.04 and the other applicable provisions of this Agreement.

“Capital Contributions” means any cash, cash equivalents or the Fair Market Value of other property that a Unitholder contributes or is deemed by the Board to have contributed to the Company with respect to any Unit pursuant to Section 3.01 or Section 3.02, net of any liabilities assumed by the Company for such Unitholder in connection with such contribution and net of any liabilities to which the assets contributed by such Unitholder are subject.

“CEO” has the meaning set forth in Section 5.02(a)(iii).

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

“Chosen Courts” has the meaning set forth in Section 14.08.

“Closing Date” means March 10, 2022.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Unit” means a Unit having the rights and obligations specified with respect to a Common Unit in this Agreement.

“Company” means Roadrunner Solutions LLC, a Delaware limited liability company.

“Company Group” means the Company and its Subsidiaries.

“Company Minimum Gain” shall have the meaning ascribed to the term “Partnership Minimum Gain” in the Treasury Regulations Section 1.704-2(d).

“Court of Chancery” has the meaning set forth in Section 14.08.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

“Covered Person” means (a) any Unitholder, any Affiliate of a Unitholder, any officers, managers, directors, trustees, shareholders, members, beneficiaries, partners, employees, representatives or agents of any Unitholder or its Affiliates, (b) any non-employee officer, manager or director of the Company or its Subsidiaries and (c) any Partnership Representative or Designated Individual to the extent acting in the capacity as Partnership Representative or Designated Individual, as applicable.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18 101, et seq., as it may be amended from time to time, and any successor thereto.

“Delaware Federal Court” has the meaning set forth in Section 14.08.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for federal income tax purposes with respect to property for the Allocation Period, except that (i) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for the Allocation Period shall be the amount of book basis recovered for the Allocation Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (ii) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of the Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for the Allocation Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of the Allocation Period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Director” means a Director serving on the Board at any given time, who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act), but will be subject to the rights, obligations and limitations set forth in this Agreement.

“Disputed Amount” means with respect to a particular Indemnification Claim, the amount of such Indemnification Claim with respect to which there remains a dispute between the parties.

“Dissolution” of a Unitholder which is not a natural person means that such Unitholder has terminated its existence, whether partnership, limited liability company or corporation, wound up its affairs and dissolved; provided that a change in the membership of any Unitholder that is a partnership shall not constitute a “Dissolution” hereunder, whether or not the Unitholder is deemed technically dissolved for partnership law purposes, so long as the business of the Unitholder is continued.

“Distribution” means each distribution made by the Company to a Unitholder with respect to such Person’s Units, whether in cash, property or securities and whether by interim or liquidating Distribution, redemption, repurchase or otherwise; provided that, without limiting the rights of any Unitholders pursuant to Section 5.03(b) or Section 5.03(c), none of the following shall be deemed to be a Distribution hereunder: (i) any pro rata redemption of Units by the Company or (ii) any recapitalization, exchange or conversion of securities of the Company, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units.

“Electing Unitholders” has the meaning set forth in Section 9.02.

“Equity Securities” means (i) any Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests (including other classes, groups or series

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board, including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, Bankruptcy or Dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the Company.

“Excluded Issuances” means issuances of (i) Common Units on the date hereof, (ii) Equity Securities upon exercise, conversion or exchange of other Equity Securities which were issued in compliance with Section 3.03, (iii) Equity Securities issued by a Subsidiary of the Company to another Subsidiary of the Company or the Company, (iv) Equity Securities issued in connection with any acquisitions involving the Company or any of its Subsidiaries and other Persons that are determined by the Board (including the HMI Director) in good faith to be “strategic” transactions (including Equity Securities issued in connection with joint ventures and similar arrangements), (v) Equity Securities issued to officers, directors, managers, consultants, employees or other service providers to the Company or any of its Subsidiaries, in each case, that are not affiliated with any Unitholder, pursuant to any agreement or any incentive or other compensation plans or agreements approved by the Board, or (vi) Equity Securities issued in connection with any Unit split, Unit Distribution or recapitalization of the Company in which holders of the same class of Units participate on a Pro Rata Basis.

“Fair Market Value” means, with respect to any asset or Equity Securities, its fair market value determined according to ARTICLE XIII.

“FCA” means the Financial Conduct Authority of the United Kingdom, or any successor authority or authorities.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board or as required by the Code.

“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the Board or as may be required by the Code.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any foreign, federal, state, local, county, municipal, provincial, multinational government or other governmental or quasi-governmental authority or regulatory board, court, tribunal, arbitrating body, governmental department, commission, board, body, self-regulating authority, bureau or agency, as well as any other instrumentality or entity designated to act for or on behalf of any of the foregoing and any business entity owned or chartered by any of the foregoing.

“HSR Act” has the meaning set forth in Section 12.06.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

“Indemnified Person” has the meaning set forth in Section 6.04(a).

“Liquidation Assets” has the meaning set forth in Section 12.02(b).

“Liquidation FMV” has the meaning set forth in Section 12.02(b).

“Liquidation Statement” has the meaning set forth in Section 12.02(b).

“London Stock Exchange” means London Stock Exchange plc.

“Losses” means items of the Company loss and deduction determined by the Board.

“Maximum Put/Call Amount” [***].

“Nonrecourse Liability” shall have the meaning set forth in Treasury Regulations Section 1.752-l(a)(2).

“Offeree Investors” has the meaning set forth in Section 3.03(a).

“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.06, subject to any resolution of the Board appointing or removing such person as an officer or relating to such appointment.

“Ordinary Shares” means ordinary shares of 50 pence each in the capital of Oxford Biomedica plc.

“OXB” has the meaning set forth in the preamble.

“OXB Change of Control” means (i) the sale (in one or a series of related transactions and whether by merger, consolidation, reorganization, combination, sale or transfer of OXB’s or OXB Biomedica plc’s Equity Securities) of all or substantially all of the assets of OXB or OXB Biomedica plc to a third party; or (ii) a sale (in one or a series of related transactions and whether by merger, consolidation, reorganization, combination, sale or transfer of OXB’s or OXB Biomedica plc’s Equity Securities) resulting in more than 50% of the Equity Securities of OXB or OXB Biomedica plc being held by a third party.

[***].

“Permitted Transferee” means, with respect to any Unitholder, any of its controlled Affiliates, or in the case of OXB, Oxford Biomedica plc or any of its controlled Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Authority.

“Preemptive Rights Notice” has the meaning set forth in Section 3.03(b).

“Prior Agreement” has the meaning set forth in the recitals of this Agreement.

“Pro Rata Basis” means, with respect to each Unitholder, and as determined with respect to any particular expense, liability or obligation incurred (or amount of proceeds withheld) in connection with any Transfer of Equity Securities pursuant to Section 9.02 or any Approved Sale, the amount such Unitholder’s proceeds would be reduced as a percentage of the aggregate reduction in proceeds to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

applicable Unitholders assuming the Company’s Total Equity Value implied by such Transfer or Approved Sale were being distributed to the Unitholders in accordance with Section 4.01(a) in connection with such Transfer or Approved Sale and as if such expense, liability or obligation were incurred and satisfied (or such amount of proceeds were withheld) prior to such Distribution, as determined in good faith by the Board.

“Pro Rata Share” means (i) with respect to each Unit, the proportionate amount such Unit would receive if an amount equal to the Total Equity Value were distributed to all Units in accordance with Section 4.01(a), and (ii) with respect to each Unitholder, such Unitholder’s pro rata share of Total Equity Value represented by all Units owned by such Unitholder, in each case, as determined in good faith by the Board.

“Profits” or “Losses” means, for each Allocation Period, each item of income, gain, loss and deduction entering into the Company’s taxable income or loss for the Allocation Period, determined in accordance with Section 703(a) of the Code (including, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period;

(f) To the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(g) In the event the Book Liability Value of any liability of the Company described in Treasury Regulations Section 1.752-7(b)(3)(i) is adjusted as required by this Agreement, the amount of such adjustment shall be treated as an item of loss (if the adjustment increases the Book Liability Value of such liability of the Company) or an item of gain (if the adjustment decreases the Book Liability Value of such liability of the Company) and such items, and any other items relating to Book Liability Values determined by the Board to be appropriate in determining Capital Accounts, shall be taken into account for purposes of computing Profits or Losses; and

(h) Any items that are allocated pursuant to Section 3.06 shall be determined by applying rules analogous to those set forth in clauses (a) through (g) of this definition but shall not be taken into account in computing Profits and Losses.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Required Consent” has the meaning set forth in Section 9.01(a).

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons (other than OXB and/or its Affiliates) in the aggregate acquire(s) (i) Equity Securities of the Company possessing the voting or designation power (other than voting rights accruing only in the event of a default or breach) to elect Board members which, in the aggregate, control a majority of the votes on the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Equity Securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“SEC” means the Securities and Exchange Commission of the United States, or any successor authority or authorities.

“Selling Unitholders” has the meaning set forth in Section 9.02(a).

“Specified Persons” has the meaning set forth in Section 6.06.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Unitholder” means a Person that is admitted as a Unitholder to the Company pursuant to Section 10.01.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

“Supplemental Indemnification Rights” has the meaning set forth in Section 6.04(b).

“Tag Along Sale” has the meaning set forth in Section 9.02(a).

“Tag Along Sale Notice” has the meaning set forth in Section 9.02(a).

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any Transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

[***].

“Total Equity Value” means, in the case of a Transfer contemplated by Section 9.02 or Section 9.03, the aggregate proceeds to be received by the Unitholders in connection with such Transfer and, otherwise, the aggregate proceeds that would be received by the Unitholders in the case of any Transfer if: (i) the assets of the Company were sold at their Fair Market Value on arm’s length terms, with neither the seller nor the buyer being under compulsion to buy or sell such assets; (ii) the Company satisfied and paid in full all of its then-outstanding obligations and liabilities; and (iii) such net sale proceeds were then distributed in accordance with Section 4.01(a), all as determined by the Board in good faith.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law), but excluding conversions of Equity Securities by the Company made in accordance with this Agreement or any merger or consolidation of the Company. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Unit” means a limited liability company interest in the Company of a Unitholder or an Assignee in the Company representing a fractional part of the interests in Profits, Losses and Distributions of the Company held by all Unitholders and Assignees and shall include, without limitation, Common Units; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unitholder” means any owner of one or more Units, including any person admitted to the Company as an Additional Unitholder or Substituted Unitholder, but in each case, only to the extent such Person is shown on the Company’s books and records as the owner of such Units as of the applicable date. As provided in Section 18-101(7) of the Delaware Act, each Unitholder shall be bound by this Agreement, whether or not such Unitholder shall have executed this Agreement.

“Unit Ownership Ledger” has the meaning set forth in Section 3.01(b).

“Unitholder Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debts” in Treasury Regulations Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

“Unitholder Nonrecourse Deductions” shall mean items of Company loss, deduction, or Section 705(a)(2)(B) expenditures which are attributable to Unitholder Nonrecourse Debt.

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.01. Formation of LLC. The Company was formed on January 25, 2022 pursuant to the provisions of the Delaware Act.

Section 2.02. Limited Liability Company Agreement. The Unitholders hereby execute this Agreement for the purpose of amending and restating the Prior Agreement and establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Unitholders hereby agree that during the term of the Company set forth in Section 2.06 the rights, powers and obligations of the Unitholders with respect to the Company will be determined solely in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware Act; provided that, notwithstanding the foregoing and anything else to the contrary, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and each Unitholder hereby expressly waives any and all rights under such Sections of the Delaware Act.

Section 2.03. Name. The name of the Company shall be “Roadrunner Solutions LLC”. The Board may change the name of the Company at any time and from time to time. Notification of any such name change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.04. Purpose. The purpose and business of the Company shall be to manage and direct the business operations and affairs of the Company and its Subsidiaries and to engage in any other lawful acts or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.05. Principal Office; Registered Office. The principal office of the Company shall be located at such place inside or outside the state of Delaware as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

Section 2.06. Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until the Company shall be terminated and dissolved in accordance with the provisions of ARTICLE XII.

Section 2.07. Tax Treatment. The Unitholders intend that the Company be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, that the Company shall not take any action (including any entity classification election on IRS Form 8832) to be classified as anything other than a partnership for U.S. federal income tax purposes, and that each Unitholder and the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.

Section 2.08. No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise.

ARTICLE III
UNITS, CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 3.01. Units.

(a) Authorized Units. Subject to Section 3.02, the total Units which the Company has authority to issue shall be determined by the Board from time to time and shall, as of the Effective Date, be as set forth in the Prior Agreement. The Company may not issue fractional Units. The ownership by a Unitholder of Units shall entitle such Unitholder to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in ARTICLE IV hereof. All Units issued hereunder shall be certificated.

(b) Unit Ownership Ledger; Capital Contributions. The Company shall maintain a ledger (the “Unit Ownership Ledger”), which shall be appended to this Agreement as Appendix A, that sets forth the name and address of each Unitholder, the number of each class of Units held of record by each such Unitholder, the amount of the Capital Contribution made with respect to each class of Units and the date of such Capital Contribution, the percentage interest held in the Company by each Unitholder, the issuance date of each Unitholder’s units and the certificate number(s) of each Unitholder’s Units. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger and cancel, issue or reissue any certificates, as applicable, to reflect such corresponding changes in the Unit Ownership Ledger. Unless otherwise determined by the Board, in an individual case or a general case, the Unit Ownership Ledger will only be provided to Unitholders in summary form. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be the conclusive record of the Units that have been issued and are outstanding. Each Unitholder named in the Unit Ownership Ledger has made (or shall be deemed to have made) Capital Contributions to the Company as set forth in the Unit Ownership Ledger in exchange for the Units specified in the Unit Ownership Ledger. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time. No subsequent capital contributions shall be required from any Unitholder.

Section 3.02. Issuance of Additional Units and Interests. Subject to Section 3.03, Section 5.03(b) and Section 5.03(c), the Board shall have the right at any time and from time to time to cause the Company to create and/or issue Equity Securities (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board, including rights, powers, and/or obligations different from, senior to or more favorable than existing classes, groups and series of Equity Securities), in which event, (a) all Unitholders holding the same class of Units shall be diluted in an equal manner with respect to such issuance with respect to such same class of Units (it being understood that different classes of Units may be treated differently) and (b) the Board, shall have the power to amend this Agreement and/or the Unit Ownership Ledger to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable (in its sole discretion) to reflect such additional issuances (including, without limitation, authorizing an increase in the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

authorized number of Equity Securities of any class, group or series, amending this Agreement to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series of Equity Securities, including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case, without the approval or consent of any other Person. In connection with any issuance of Units (whether on or after the date hereof), the Person who acquires such Units shall execute a joinder or counterpart to this Agreement accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase as are required by the Board. Each Person who acquires Units shall, in exchange for such Units, make a Capital Contribution to the Company in an amount to be determined by the Board in its sole discretion.

Section 3.03. Preemptive Rights.

(a) Except for Excluded Issuances, following the date hereof, if the Company offers to sell or grant the right to purchase any Equity Securities or debt securities (referred to collectively for the purposes of this Section 3.03 as the “Offeree Investors”), the Company shall offer to sell to each other Unitholder holding Common Units a portion of such securities equal to (x) the number of Equity Securities of the Company or its Subsidiaries being sold multiplied by (y) a fraction, the numerator of which is the total number of Common Units held by such Unitholder and the denominator of which is the total number of Common Units outstanding. Each Unitholder having rights pursuant to this Section 3.03 shall be entitled to purchase the offered securities at the most favorable price as such securities are to be offered to any Offeree Investor; provided that if any Offeree Investor is required to also purchase other securities or debt of the Company or any of its Subsidiaries, the Unitholder(s) exercising their rights pursuant to this Section 3.03 shall also be required to purchase their Pro Rata Share of the same strip of securities (on the same terms and conditions) that such Offeree Investor is required to purchase. The purchase price for all securities purchased under this Section 3.03 shall be payable in cash.

(b) In order to exercise its purchase rights hereunder, a Unitholder having preemptive rights pursuant to this Section 3.03 must, within 10 calendar days after delivery to such Unitholder of written notice in accordance with Section 14.09 (a “Preemptive Rights Notice”) from the Company describing in reasonable detail (i) the securities being offered, (ii) the purchase price thereof, (iii) the payment terms and (iv) the amount such Person is eligible to purchase hereunder, deliver a written notice to the Company irrevocably exercising such Unitholder’s purchase rights pursuant to this Section 3.03.

(c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which such Unitholders having rights pursuant to this Section 3.03 have not elected to purchase during the 90 calendar days following such expiration at a price not less than the price set forth in the Preemptive Rights Notice. Any securities offered or sold by the Company after such 90 day period must be reoffered pursuant to the terms of this Section 3.03 to the extent this Section 3.03 applies to such offering.

(d) Each Unitholder exercising its purchase rights hereunder shall take all reasonably necessary and desirable actions as directed by the Company in connection with such Person’s participation in the applicable issuance, including executing a purchase (or similar) agreement and making representations and warranties therein and agreeing to provide indemnification as directed by the Company.

Section 3.04. Capital Accounts.

(a) There shall be established on the books and records of the Company a Capital Account for each Unitholder.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(b) The Board shall cause the Unitholders’ Capital Accounts to be adjusted and maintained in accordance with the principles of Section 704(b) of the Code and the Treasury Regulations thereunder. Without limiting the foregoing, the balance in each Unitholder’s Capital Account shall be adjusted by (i) increasing such balance by (A) such Unitholder’s allocable share of each item of the Company’s Profits (allocated in accordance with Section 3.05 and Section 3.06) and (B) the Capital Contributions, if any, made by such Unitholder; and (ii) decreasing such balance by (A) the amount of cash or the value of other property distributed to such Unitholder pursuant to this Agreement (net of liabilities secured by the distributed property that such Unitholder is considered to assume or take subject to under Section 752 of the Code) and (B) such Unitholder’s allocable share of each item of the Company’s Losses allocated in accordance with Section 3.05 and Section 3.06).

(c) Except as provided in this Agreement or required by law, no Unitholder shall be required to make up a negative balance in such Unitholder’s Capital Account.

Section 3.05. Allocations of Profits and Losses.

(a) Subject to the special allocations provided in Section 3.05(b), Profits and Losses (and, to the extent necessary, items of income, gain, loss and deduction) for each Allocation Period shall be allocated among the Unitholders with respect to each such Allocation Period to equal, as nearly as possible, (i) the amount such Unitholders would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and all remaining or resulting cash (including any withheld amounts) were distributed to the Unitholders under Section 12.02(c)) minus (ii) such Unitholder’s share of Company Minimum Gain and Unitholder Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Unitholder is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

(b) Special Allocations. Notwithstanding any other provision in this Section 3.05, the following special allocations shall be made in the following order:

(i) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Allocation Period, each Unitholder shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, in subsequent Allocation Periods) in an amount equal to the portion of such Unitholder’s share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 3.05(b)(i) is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistent therewith.

(ii) Chargeback of Minimum Gain Attributable to Unitholder Nonrecourse Debt. If there is a net decrease in unitholder Nonrecourse Debt Minimum Gain attributable to any Unitholder Nonrecourse Debt during any Allocation Period, each Unitholder who has a share of the Unitholder Nonrecourse Debt Minimum Gain (which share shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, in subsequent Allocation Periods) in an amount equal to that portion of such Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt Minimum Gain that is allocable to the disposition of Company property subject to such Unitholder Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(5)). The items to be so allocated shall be determined in accordance with Treasury Regulations Section

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

1.704-2(i)(4). This Section 3.05(b)(ii) is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistent therewith.

(iii) Nonrecourse Deductions. Any nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(b)(1)) for any Allocation Period shall be specially allocated to the Unitholders in proportion to their percentage interests.

(iv) Unitholder Nonrecourse Deductions. Those items of Company loss, deduction, or expenditures pursuant to Section 705(a)(2)(B) of the Code that are attributable to Unitholder Nonrecourse Debt for any Allocation Period shall be specially allocated to the Unitholder that bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such items are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(v) Qualified Income Offset. If a Unitholder unexpectedly receives any adjustments, allocations, or Distributions described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Unitholder’s Capital Account in excess of such Unitholder’s share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. This Section 3.05(b)(v) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(vi) If there is a change in the percentage interest of the Unitholders as a result of Capital Contributions pursuant to Section 3.01(b), any gain or loss resulting from the adjustment of the Book Value of any Company asset in connection with such capital contribution shall be allocated among the Unitholders so as to cause (to the nearest extent possible) the Capital Account of the Unitholders (as calculated after taking into account any adjustments to the Percentage Interests and such capital contributions) to be in proportion to (A) the amount each Unitholder would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and all remaining or resulting cash (including any withheld amounts) were distributed to the Unitholders under Section 12.02(c) minus (B) such Unitholder’s share of Company Minimum Gain and Unitholder Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Unitholder is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

(vii) Any special allocations of items of income and gain pursuant to this Section 3.05 shall be taken into account in computing subsequent allocations of income and gain pursuant to this ARTICLE III so that the net amount of any item so allocated and the income, gain, and losses allocated to each Unitholder pursuant to this ARTICLE III to the extent possible, shall be equal to the net amount that would have been allocated to each such Unitholder as if the special allocations pursuant to this Section 3.05 had not occurred.

Section 3.06. Income Tax Allocations.

(a) Except as provided in this Section 3.06, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated, to the maximum extent possible, among the Unitholders in the same manner as the corresponding items (if any) are allocated for purposes of maintaining Capital Accounts under Section 3.05.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(b) The Unitholders recognize that there may be a difference between the Book Value of a Company asset and the asset’s adjusted tax basis at the time of the property’s contribution or revaluation pursuant to this Agreement. In such a case, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such asset shall be allocated among the Unitholders to take into account the disparities between the Book Values and the adjusted tax basis with respect to such properties in accordance with the “remedial” method under Sections 704(b) and 704(c) of the Code.

(c) All items of income, gain, loss, deduction and credit allocated to the Unitholders in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

(d) If any deductions for depreciation, amortization or cost recovery are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Unitholders in the same ratio as the deductions giving rise to such ordinary income character were allocated in accordance with Treasury Regulations Section 1.1245-1.

(e) The Unitholders’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the holders of Units in accordance with their respective percentage interests.

(f) Tax credits of the Company shall be allocated among the Unitholders as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(g) Allocations pursuant to this Section 3.06 are solely for purposes of federal, state, and local taxes and except as specifically provided shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

ARTICLE IV
DISTRIBUTIONS

Section 4.01. Distributions.

(a) Distribution Priorities. Except as otherwise set forth in this ARTICLE IV, and subject to the provisions of Section 18-607 of the Delaware Act, the Board may in its discretion make Distributions at any time or from time to time. All Distributions shall be made to the Unitholders of Common Units (ratably among such holders based upon the number of Common Units held immediately prior to such Distribution);

(b) The Board may apply Section 4.01(a) by breaking a single Distribution into two or more Distributions treated as separate Distributions occurring in order.

(c) Reserves Against Distributions. The Board shall have the right to (i) withhold from Distributions payable to any Unitholder under this Agreement an amount sufficient to pay and discharge such Unitholder’s indirect Pro Rata Share of any contingent liabilities of the Company or any of its Subsidiaries and/or (ii) condition any Distributions payable to any Unitholder under this Agreement on such Unitholder agreeing to return to the Company, on demand, an amount sufficient to pay and discharge such Unitholder’s indirect Pro Rata Share of any contingent liabilities of the Company or any of its Subsidiaries.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Any amounts remaining after payment and discharge of any such contingent liabilities of the Company or any of its Subsidiaries will be paid to the Unitholders from whom the Distributions were withheld.

Section 4.02. Tax Distributions. Notwithstanding Section 4.01, the Company shall make a Distribution to each Unitholder to the extent of Available Cash no later than five (5) days prior to the U.S. federal estimated income tax payment dates applicable to corporations (and, if necessary, no later than 30 days after the end of the Fiscal Year) in an amount equal to the excess (if any) of (a) the product of the Assumed Tax Rate and all taxable income and gain allocable to such Unitholder pursuant to this Agreement (including, for the avoidance of doubt, any income allocable as a result of Section 704(c) of the Code) for the applicable quarterly estimated tax period or Fiscal Year and (b) the aggregate amounts previously distributed to such Unitholder pursuant to Section 4.01 and this Section 4.02 with respect to such Fiscal Year. Any amount distributed to a Unitholder pursuant to this Section 4.02 shall be deemed to be an advance Distribution of amounts otherwise distributable to such Unitholder pursuant to Section 4.01 and shall reduce the amounts that would subsequently otherwise be distributable to such Unitholder pursuant to Section 4.01 in the order in which such amounts would otherwise have been distributable.

Section 4.03. Withholding. Notwithstanding any contrary provision of this Agreement, the Company shall be permitted to withhold and deduct any amounts required by applicable law to be withheld or deducted with respect to any Unitholder. The Company shall timely remit any amounts so withheld or deducted to the appropriate taxing authority. If and to the extent that the Company is required to withhold or pay any such withholding or other taxes on behalf of, or with respect to, a Unitholder, such Unitholder shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time that such withholding or other tax is required to be paid, which payment shall be deemed to be a Distribution with respect to such Unitholder’s interest in the Company to the extent that such Unitholder (or any successor to such Unitholder’s interest in the Company) would have received a cash Distribution but for such withholding. To the extent that such payment exceeds the cash Distribution that such Unitholder would have received but for such withholding, the Board shall notify such Unitholder as to the amount of such excess, and such Unitholder shall make a prompt payment to the Company of such amount, which payment will not constitute a Capital Contribution. Each Unitholder and the Company shall use commercially reasonable efforts to reduce or eliminate the amount required to be withheld or deducted with respect to such Unitholder. The obligations of a Unitholder pursuant to this Section 4.03 shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Unitholder from the Company or transfer of its interests.

ARTICLE V
GOVERNANCE

Section 5.01. Authority.

(a) Authority of Board. Pursuant to Section 18-402 of the Delaware Act and subject in all respects to the limitations set forth in Section 5.03, as provided in this Section 5.01, (i) the Board shall conduct, direct and exercise full control over all activities of the Company (including all decisions relating to the issuance of additional Equity Securities, and the voting and sale of, and the exercise of other rights with respect to, the equity securities of its Subsidiaries), (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board and (iii) the Board shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument, or other document to which the Company is a party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(b) Certain Actions. Without limiting the generality of the foregoing, but subject in all respects to the limitations set forth in Section 5.03, (i) the Board shall exercise all rights and powers of the Company and/or its Subsidiaries (including all rights and powers to take actions, give or withhold consents or approvals, waive or require the satisfaction of conditions, or make determinations, opinions, judgments, or other decisions, and whether such rights and powers are granted to the Company under the terms of an agreement to which the Company is a party, or arise as a result of the Company’s direct or indirect ownership of securities or otherwise) which are granted to the Company and/or its Subsidiaries under the Purchase Agreement and the agreements, instruments or documents contemplated respectively thereby; and (ii) subject only to the terms and conditions of Section 3.02, the Board may determine the timing and amount and other terms of any equity investment in the Company and may effect amendments to this Agreement necessary in order to effectuate such equity investments, in each case without any vote or other approval by the Unitholders.

Section 5.02. Composition of the Board.

(a) Number and Appointment. The number of Directors on the Board and the appointment rights in respect thereof shall be determined pursuant to this Section 5.02(a) (and subject to Section 5.03, as applicable), and the Board shall be comprised of the following Persons:

(i) three Directors as designated by OXB from time to time (the “OXB Directors”);

(ii) one Director designated by HMI from time to time (the “HMI Director”); and

(iii) the chief executive officer of the Company (the “CEO”), so long as (and only so long as) such person remains the chief executive officer of the Company.

(b) Term. Each Director shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal. A person shall become a Director effective upon receipt by the Company of written notice (or at such later time or upon the happening of some other event specified in such notice) of such person’s designation by the Person or Persons entitled to designate such Director pursuant to Section 5.02(a) above; provided that the persons identified in Section 5.02(a) above, if any, by name shall become Directors effective upon the date hereof. A Director may resign at any time by delivering written notice to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(c) Removal. If a CEO ceases to be the chief executive officer of the Company for any reason, such CEO shall be removed automatically from the Board and each committee thereof upon such cessation (without any action on the part of such CEO, the Board or such committees). The removal from the Board or any of its committees (with or without cause) of any OXB Director shall be upon (and only upon) the written request of OXB. The removal from the Board or any of its committees (with or without cause) of any HMI Director shall be upon (and only upon) the written request of HMI.

(d) Vacancies. A vacancy on the Board because of resignation, death or removal of a Director will be filled by the Person or Persons entitled to appoint such Director pursuant to the terms of Section 5.02(a) above. If any Person or Persons fail to appoint a Director pursuant to the terms of Section 5.02(a) above or the immediately preceding sentence, such position on the Board shall remain vacant until such Person or Persons exercise their right to appoint a Director as provided hereunder.

(e) Reimbursement. The Company shall pay, or shall cause one of its Subsidiaries to pay, the out-of-pocket costs and expenses incurred by each Director in the course of his or her service to the Company and/or its Subsidiaries, including in connection with attending regular and special meetings

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

of the Board, any board of managers or board of directors of each of the Company’s Subsidiaries and/or any of their respective committees.

(f) Compensation of Directors. Except for reimbursement of reasonable out-of-pocket costs and expenses, OXB Directors, the HMI Director and the CEO shall not be compensated for their services as Directors.

(g) Sub Boards; Committees. The composition of the board of directors or board of managers of any Subsidiary of the Company shall be identical to the composition of the Board, unless otherwise approved by the Board (including the HMI Director). The voting rights on the board of directors or board of managers of each of the Company’s Subsidiaries of the Directors serving on any such boards shall be commensurate with the voting rights of the Directors with respect to the Board. The composition of any committee of the Board shall be determined by the Board, but shall include the HMI Director.

Section 5.03. Board Actions; Meetings.

(a) Quorum; Voting. All OXB Directors and the HMI Director must be present at any meeting of the Board or any committee thereof (including for purposes of actions taken pursuant to Section 5.03(e)) in order to constitute a quorum for the transaction of business of the Board or such committee; provided, that if the HMI Director is not present at a duly called meeting of the Board, such meeting may be adjourned and reconvened with not less than 48 hours’ notice and the HMI Director’s presence shall not be necessary for a quorum at such reconvened meeting. Except as otherwise provided in this Agreement, the act of the Directors that have a majority of the total votes present at a meeting of the Board or such committee at which a quorum is present shall be the act of the Board or such committee. Notwithstanding the foregoing, once a quorum is present to commence a meeting of the Board or any committee thereof, such quorum shall be broken as soon as any OXB Director is no longer present at such meeting and no further business may be transacted at such meeting until such time as a quorum shall again be present. If a quorum shall not be present during a meeting of the Board or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Each Director shall have one vote on all matters voted on by the Board or any committee thereof of which such Director is a member.

(b) Matters Requiring Consent of the OXB Directors. So long as OXB holds a majority of the Units, the Company will not, and will cause its Subsidiaries not to, without approval of the Board, which must include the approval of the OXB Directors:

(i) amend the certificate of formation or this Agreement;

(ii) waive, or consent to the waiver by the Company of, any rights under this Agreement;

(iii) make any material change to the nature of the Business or change the principal place of business of the Company;

(iv) file any applications for, or materially modify, any material permit;

(v) issue, purchase or redeem any Equity Securities, admit any additional Unitholders, accept any additional Capital Contribution or grant any equity or equity-linked securities;

(vi) divide the Units into series or classes;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(vii) approve the Budget for any Fiscal Year or any amendment thereto;

(viii) authorize Distributions (other than Tax Distributions);

(ix) establish any reserves on the Company’s balance sheet (other than ordinary course reserves established in accordance with GAAP);

(x) incur any indebtedness for borrowed money, pledge or grant liens on any assets, or guarantee, assume, endorse or otherwise become responsible for the obligations of any other person, in each case in excess of $100,000;

(xi) make any loan, advance, capital contribution or other investment in or to any person in excess of $100,000;

(xii) enter into any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) of any assets and/or equity interests of any person, other than in the ordinary course of business;

(xiii) enter into or effect any transaction involving the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of stock or sale of assets) of any assets in excess of $100,000;

(xiv) approve any merger, consolidation or combination with or into any other person including any Sale of the Company;

(xv) establish a Subsidiary or enter into any joint venture or similar business arrangement;

(xvi) settle any lawsuit, action, dispute or other proceeding or assume any liability in excess of a certain amount;

(xvii) initiate or consummate an initial public offering or make a public offering and sale of any Units or any other securities of the Company or any successor entity;

(xviii) appoint or remove the Company’s auditors or make any changes in the accounting methods or policies of the Company (other than as required by GAAP);

(xix) enter into, amend, waive, supplement or terminate any agreement between the Company or any of its Subsidiaries, on the one hand, and HMI or its controlled Affiliates, on the other hand;

(xx) initiate a bankruptcy proceeding (or consent to any involuntary bankruptcy proceeding);

(xxi) (1) hire or terminate the CEO or any other officer with the title of “Head of Department” or more senior, (2) change any compensation policies applicable to any such officer, or (3) enter into any material agreement with respect to such officer’s employment, severance, consultancy or other service to the Company;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(xxii) hire any employees other than in accordance with the Budget, or as approved by the Board from time to time;

(xxiii) adopt any equity incentive plan;

(xxiv) establish, dissolve, modify in any material respect the role or authority of, or change the composition of, a board committee;

(xxv) approve any investment policy of the Company;

(xxvi) establish the corporate strategy of the Company, including with respect to the technological direction of the Business;

(xxvii) sell or exclusively out-license any material technology or intellectual property assets, other than licenses in the ordinary course of business;

(xxviii) voluntarily liquidate, wind up or dissolve the Company or initiate a bankruptcy proceeding (or consent to any involuntary bankruptcy proceeding);

(xxix) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business and ordinary course disposal or replacement of obsolete technology or unused intellectual property; or

(xxx) make any commitment or enter into any binding agreement with respect to any of the foregoing matters.

(c) Matters Requiring Consent of the HMI Director. So long as HMI holds Units, the Company will not, and will cause its Subsidiaries not to, without approval of the Board, which must include the approval of the HMI Director:

(i) make any material change to the nature of the Business or change the principal place of business of the Company;

(ii) authorize Distributions on (other than Tax Distributions), or redeem or repurchase, any Equity Securities of the Company, in each case, on a non-Pro Rata Basis for the same class of Units;

(iii) approve or effect any Sale of the Company; provided that, for the avoidance of doubt, a change of control of OXB will not require the approval of the Board or the HMI Director;

(iv) enter into any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) of any assets and/or equity interests of any person, in each case having a value in excess of $5,000,000, other than in the ordinary course of business;

(v) voluntarily liquidate, wind up or dissolve the Company or initiate a bankruptcy proceeding (or consent to any involuntary bankruptcy proceeding);

(vi) take any action that would result in a change in the tax status of the Company;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(vii) amend, alter or repeal HMI’s rights set forth in this Agreement in a manner that adversely affects HMI’s rights hereunder;

(viii) enter into a non-arms-length transaction with OXB or any of its Affiliates; provided that, without limiting and in all respects subject to the provisions set forth in Section 6.06, Board approval shall not be required in connection with the Company licensing intellectual property, know-how, trade secrets or materials, or providing other information and technology to OXB, or as otherwise set forth in any of the transaction documents;

(ix) other than Excluded Issuances and issuances in connection with any working capital-related financings, issue any Equity Securities; or

(x) enter into arrangements that restrict HMI from exercising the foregoing consent rights or contain restrictive covenants binding, limiting or restricting HMI or its affiliates (other than the Company).

Notwithstanding the foregoing, following the three-year anniversary of the Closing Date, clauses (i), (iii), (iv), (v), (ix) and, solely as it relates to the foregoing clauses following the three-year anniversary of the Closing Date, clause (x), of this Section 5.03(c) shall no longer apply.

(d) Meetings. Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times and places as shall be determined by the Board. Special meetings of the Board may be called by the chairman or any OXB Director or the HMI Director, and special meetings of any committee may be called by the chairman or any OXB Director on such committee. Notice of each special meeting of the Board or committee stating the date, place and time of such meeting shall be given to each Director (in the case of a Board meeting) or each Director on such committee (in the case of a committee meeting) by hand, telephone, electronic mail, overnight courier or the U.S. mail at least two (2) Business Days prior to such meeting. Notice may be waived before or after a meeting or by attendance without protest at such meeting.

(e) Action by Written Consent or Telephone Conference. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by all of the Directors (or all of the Directors comprising such committee). Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Directors or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.04. Delegation of Authority. Without limiting and subject in all respects to Section 5.03(b) and Section 5.03(c), the Board may, from time to time, delegate to one or more Persons (including any Unitholder or Officer and including through the creation and establishment of one or more other committees) such authority and duties as the Board may deem advisable. Any delegation pursuant to this

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Section 5.04 may be revoked at any time by the Board. The members (and observers) of any committee of the Board shall be determined by the Board in its discretion in accordance with the requirements in Section 5.02(g).

Section 5.05. Purchase of Units. Subject to the Company’s compliance with the other applicable provisions of this Agreement, the Board may cause the Company to purchase, repurchase or otherwise acquire Units on a Pro Rata Basis (as applicable); provided that this provision shall not in and of itself obligate any Unitholder to sell any Units to the Company. So long as any such Units are owned by the Company, such Units will not be considered outstanding for any purpose and shall be deemed cancelled upon the acquisition thereof by the Company.

Section 5.06. Officers.

(a) Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the State of Delaware, a Unitholder or a Director. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers (including, without limitation, Executive Chairman, Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice President, Executive Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer). Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.06(a) and (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 5.04. Each Officer shall hold office until such Officer’s successor shall be duly designated or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board.

(b) Resignation; Removal; Vacancies. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(c) Duties of Officers; Generally. The Officers, in the performance of their duties as such, shall owe to the Company and the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

Section 5.07. Limitations.

(a) Waiver of Fiduciary Duties. The Unitholders expressly acknowledge and agree hereby that their relationship to the Company, the Board and each other is strictly contractual in nature and is not that of partners, joint venturers or any similarly situated persons and is not fiduciary in nature. This Agreement is not intended to, and does not, create or impose any fiduciary duty or liability on any Covered Person. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

liabilities relating to such Covered Person to the Company or to any other Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Person for its good faith reliance on the provisions of this Agreement. The Unitholders hereby acknowledge and agree that the provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, will replace such other duties and liabilities of such Covered Person. No Unitholder shall take, or cause or permit its Affiliates, directors, managers, members, partners, officers, employees or agents to take, any action that would bind or obligate the Company in any manner not expressly authorized by this Agreement.

(b) Board Discretion. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination, the Board (or such committee) shall take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Whenever in this Agreement or any other agreement contemplated herein the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Director shall be entitled to consider such interests and factors as such Director desires.

(c) Good Faith and Other Standards. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Director shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or to which the Company is a party.

ARTICLE VI
RIGHTS AND OBLIGATIONS OF UNITHOLDERS

Section 6.01. Limitation of Liability. Except as otherwise provided by non-waivable provisions of the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder or acting as a Director of the Company. Except as otherwise provided in this Agreement, a Unitholder’s liability (in its capacity as such) for debts, liabilities and losses of the Company shall be such Unitholder’s share of the Company’s assets; provided that a Unitholder shall be required to return to the Company any Distribution made to it (a) in clear and manifest accounting or similar error or (b) in clear, manifest and material breach of this Agreement, in each case, with respect to which written notice thereof has been delivered to the applicable Unitholder(s) within 60 days after the applicable Distribution. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Covered Person for liabilities of the Company. Any amendment, modification or repeal of this Section 6.01 shall be prospective only and shall not in any way affect the limitations on the liability of the Unitholders under this Section 6.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became a Unitholder hereunder prior to such amendment, modification or repeal.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Section 6.02. Lack of Authority. Except as expressly set forth herein, no Unitholder in its capacity as such has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority and power has been expressly granted to and not revoked from such Unitholder by the Board or pursuant to this Agreement (including pursuant to Section 5.03(b) or Section 5.03(c)), and the Unitholders hereby consent to the good faith exercise by the Board of the powers conferred on it by law and this Agreement.

Section 6.03. No Right of Partition. No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 6.04. Indemnification.

(a) Generally. The Company hereby agrees to indemnify and hold harmless any Covered Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses whatsoever (including attorney fees and expenses, judgments, fines, excise Taxes or penalties) incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a controlling Affiliate of the Company, or is or was serving as a Director, officer or director of the Company or is or was serving at the request of the Company as a managing member, manager, officer or director of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or is or was a controlling Unitholder of the Company; provided that, unless the Board otherwise consents in writing, no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to actions or omissions by an Indemnified Person or its Affiliates to the extent the act or omission was attributable to such Indemnified Person’s or its Affiliates’ breach of this Agreement as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates’ (excluding, for purposes hereof, the Company’s and its Subsidiaries’), employees, agents or representatives contained herein or in any other agreement with the Company or any of its Subsidiaries; provided, further, that, unless the Board otherwise determines, no Person shall be entitled to indemnification hereunder with respect to a proceeding initiated by such Person or with respect to a proceeding between such Person on the one hand and either of the Company or its Subsidiaries on the other (other than a proceeding to enforce such Indemnified Person’s rights under this Section 6.04). Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding (but not a proceeding initiated by such Indemnified Person, other than a proceeding to enforce such Indemnified Person’s rights under this Section 6.04) may be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon approval of the Board and receipt of an undertaking by or on behalf of such Indemnified Person (in form and substance acceptable to the Board) to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 6.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise (such other rights, “Supplemental Indemnification Rights”). The Board may grant any rights comparable to those set forth in this Section 6.04 to any employee, agent or representative of the Company or such other Persons as it may

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

determine. In the event any provider of Supplemental Indemnification Rights pays any amount with respect to an Indemnified Person, such provider of Supplemental Indemnification Rights shall be subrogated to such Indemnified Person’s rights to indemnification hereunder to the extent of payment made by such holder of Supplemental Indemnification Rights on behalf of such Indemnified Person. The Company and each Unitholder acknowledge and agree that the indemnification obligations of the Company hereunder and under any insurance policy contemplated pursuant to Section 6.04(d) shall be deemed primary coverage and in no event shall the Company (or any provider of insurance pursuant to Section 6.04(d)) be entitled to any contribution from any provider of Supplemental Indemnification Rights.

(c) Primacy of Obligations. In furtherance of Section 6.04(b), the Company acknowledges that certain Indemnified Persons may have rights to indemnification, advancement of expenses and/or insurance provided by OXB, HMI and/or certain of its Affiliates (collectively, the “Alternative Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such Indemnified Persons are primary and any obligation of any Alternative Indemnitor, as applicable, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Indemnified Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnified Persons), without regard to any rights such Indemnified Persons may have against the respective Alternative Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Alternative Indemnitors from any and all claims against the Alternative Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the applicable Alternative Indemnitors on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing, and such Alternative Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. The Company agrees that the Alternative Indemnitors are express third-party beneficiaries of the terms of this Section 6.04(c).

(d) Insurance. The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss of the nature described in Section 6.04(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.04. If the Company does obtain such insurance, each Director shall be entitled to the same benefits under such insurance as each other Director. The Company shall ensure that any such insurance policies comply with Section 6.04(b), including that there be no right of contribution against any provider of Supplemental Indemnification Rights and that providers of Supplemental Indemnification Rights are subrogated to an Indemnified Person’s rights under such insurance policies.

(e) Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 6.04), any indemnity by the Company relating to the matters covered in this Section 6.04 shall be provided out of and to the extent of the Company’s assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(f) Savings Clause. If this Section 6.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.04 to the fullest extent permitted by any

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

applicable portion of this Section 6.04 that shall not have been invalidated and to the fullest extent permitted by applicable law. The indemnification provisions set forth in this Section 6.04 shall be deemed to be a contract between the Company and each of the persons constituting Indemnified Persons at any time while the provisions of Section 6.04 remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, this Section 6.04 cannot be retroactively amended to adversely affect the rights of any Indemnified Persons arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

Section 6.05. Unitholders’ Right to Act. Except as expressly and specifically provided in this Agreement (for example, with respect to matters requiring the consent of any Person required under Section 14.01), no Unitholder shall have any right to vote on, approve or consent to any Company matter, including, without limitation, any matter described in Section 6.01. Without limiting the other provisions of this Agreement, no Unitholder shall owe any obligations or duties (including fiduciary duties) to the Company or any other Unitholder with respect actions taken by such Unitholder.

Section 6.06. Investment Opportunities and Conflicts of Interest. The Unitholders (on behalf of themselves and their Affiliates and representatives and including, for the avoidance of doubt, OXB , HMI, or any of the OXB Directors or the HMI Director, and collectively for purposes of this Section 6.06, the “Specified Persons”) expressly acknowledge and agree that any business opportunities that are, from time to time, presented to any Specified Person or of which any Specified Person otherwise becomes aware relating to the manufacturing of adeno-associated vectors using transient transfection (each, an “AAV Opportunity”) and/or plasmid DNA manufacture by bacterial fermentation (each a “Plasmid Opportunity” and, together with an AAV Opportunity, an “Opportunity”) shall be presented in writing by or on behalf of such Specified Person to the CEO, [***]. For the avoidance of doubt, the involvement of OXB or any of its Affiliates, in their respective capacities as Specified Persons, in any such Opportunity in accordance with this Section 6.06 will not constitute a conflict of interest or breach of this Agreement.

Section 6.07. Confidentiality.

(a) Each Unitholder agrees that it will not disclose any Confidential Information without the prior written consent of the Company, except in all instances, subject to Section 6.06 in all respects, (x) OXB may disclose Confidential Information to its Affiliates and its and its Affiliates’ respective managers, directors, officers, shareholders, partners, members, employees, representatives, and agents, (y) with respect to other Unitholders, to its employees, auditors, advisors, partners, prospective partners, investors, prospective investors or counsel or to any other Unitholder if it or its holding or parent company reasonably determines that any such party should have access to such information, in each case, to the extent such disclosure reasonably relates to the administration of this Agreement; provided, in the case of clause (x) and (y) above, such Persons (i) expressly agree in writing to be subject to the provisions of this Section 6.07 to the same extent as such disclosing Unitholder or (ii) are otherwise bound by customary and equivalent duties and obligations of confidentiality as set forth in this Section 6.07, and (z) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation; provided that the Unitholder required to make such disclosure pursuant to clause (z) above shall provide to the Company, to the extent not prohibited by law, rule or regulation, prompt written notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment with respect to the Confidential Information required to be disclosed and such Unitholder shall use commercially reasonable efforts to obtain, at the request and expense of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, but subject in all respects to Section 6.06, it is acknowledged and agreed that the OXB Directors may disclose Confidential Information to OXB and its Affiliates and its and its Affiliates’ respective managers, directors,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

officers, shareholders, partners, members, employees, representatives, and agents, provided that such recipients of Confidential Information comply with the provisions of Section 6.06 and this Section 6.07. “Confidential Information” means any and all confidential or proprietary information of and concerning the Business, the Company or the Company Group; provided that Confidential Information shall not include (and any Unitholder may disclose) any information (1) that has become generally available to the public other than as a result of (x) disclosure by a Unitholder or any of its or its Affiliates’ respective managers, directors, officers, shareholders, partners, members, employees, representatives, and agents or (y) a direct or indirect breach of this Section 6.07, (2) that is obtained from a source other than (x) a Unitholder or any of its or its Affiliates’ respective managers, directors, officers, shareholders, partners, members, employees, representatives, and agents or (y) the Company or any of its Subsidiaries, or any of their respective representatives, employees, agents or other service providers, and in each case, who is not known by such Person to be bound by a confidentiality obligation to any Unitholder or any of its Affiliates or the Company or any of its Subsidiaries or (3) is independently developed by such Person or such Person’s Affiliates without reference to the Confidential Information.

(b) Notwithstanding the foregoing, each Unitholder and each other Person to whom such Unitholder has provided such information as permitted by this Section 6.07 may disclose Confidential Information as may be required in any report, statement or testimony submitted to (A) any municipal, state or federal regulatory body, rating agency or self-regulatory organization (including the National Association of Insurance Commissioners and any state insurance regulators) having or claiming to have jurisdiction over such Unitholder or its beneficial owner or, as may be required in respect of any summons or subpoena or in connection with any litigation, and in order to comply with any law, order, regulation or ruling applicable to such Unitholder or Person; provided that such Unitholder or Person shall only disclose Confidential Information to the minimum extent necessary to comply with any such requirement; provided, further, that with respect to clause (i), to the extent practicable, such Unitholder or Person shall in each such case promptly inform the Company of such requirement and shall cooperate with the Company in attempting to obtain a protective order or to otherwise restrict such disclosure or shall otherwise use commercially reasonable efforts to seek confidential treatment of such information; provided, further, that with respect to clauses (ii) or (iii), such Unitholder or Person shall in each such case promptly inform the Company of such requirement and shall reasonably cooperate with the Company in attempting to obtain a protective order or to otherwise restrict such disclosure. Each Unitholder understands that the restrictions set forth in this Section 6.07 will survive and continue to apply after this Agreement terminates for a period of two years after such termination. Each Unitholder acknowledges and agrees that the covenants under this Section 6.07 have a unique, substantial and immeasurable value to the Company Group, and that, as a result of the foregoing, in the event of any breach hereof monetary damages would be an insufficient remedy for the Company Group and equitable enforcement of such covenant would be proper. Therefore, each Unitholder agrees that the Company and each member of the Company Group, in addition to any other remedies available to it, shall be entitled to seek preliminary and permanent injunctive relief against any breach of the covenants set forth in this Section 6.07, without the necessity of posting of a bond or other security. Notwithstanding anything to the contrary herein, none of the foregoing provisions in any way limits HMI’s confidentiality obligations set forth in the Purchase Agreement or Contribution Agreement or otherwise arising from the contemplated transactions.

Section 6.08. Non-Solicitation. For a period commencing on the date of this Agreement and ending on the shorter of (a) 12 months following the date hereof and (b) the maximum period permitted by applicable law in each applicable jurisdiction, (i) neither OXB nor HMI shall, directly or indirectly, hire or solicit for hire any employee of the Company or any of its Subsidiaries and (ii) the Company shall not hire or solicit for hire any employee of any of OXB or HMI; provided that OXB and HMI may mutually agree in writing to waive this provision as to any employee; and provided, further, that nothing in this Section 6.08 shall prohibit general advertisements not specifically targeted at any such employee to the extent that neither clause (i) nor clause (ii) of this Section 6.08 is breached in connection therewith.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

ARTICLE VII
RECORDS, ACCOUNTING; INSPECTION

Section 7.01. Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business. The Company will deliver the following to each Unitholder: (a) annual audited financial statements of the Company within 50 days after the end of each Fiscal Year prepared in accordance with or adjusted to comply with GAAP; (b) quarterly unaudited financial statements of the Company within 25 days after the end of each Fiscal Quarter prepared in accordance with or adjusted to comply with GAAP; (c) a final copy of the Board-approved annual operating budget forecasting the Company’s revenues, expenses, and cash position for each Fiscal Year promptly following the Company’s adoption at the start of each Fiscal Year; and (d) such other financial information regarding the Company and its financial performance that is required for each Unitholder to complete its FCA or SEC (or any other applicable regulatory) filings and file its tax returns. All matters concerning (x) the determination of the relative amount of allocations and Distributions among the Unitholders pursuant to ARTICLE III and ARTICLE IV not specifically and expressly provided by the terms of this Agreement, and (y) accounting procedures and determinations, and other determinations not specifically and expressly provided by the terms of this Agreement, shall be determined by the Board in good faith, which determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

Section 7.02. Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

ARTICLE VIII
TAX MATTERS

Section 8.01. Preparation of Tax Returns. As soon as reasonably practicable after the end of each Fiscal Year, but in no event later than 75 days after the end of such Fiscal Year, the Company shall send to each Person that was a Unitholder at any time during such Fiscal Year, U.S. Internal Revenue Service Schedule K-l, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Person. Except as otherwise expressly provided in this Agreement, the Company’s tax returns, including all applicable elections, and any matters relating to taxes, shall be prepared, made or determined in the Board’s reasonable discretion.

Section 8.02. Tax Controversies.

(a) The “partnership representative” of the Company within the meaning of Section 6223 of the Code shall be OXB or such other Person designated from time to time by the Board subject to replacement by the Board (any Person who is designated as the partnership representative is referred to herein as the “Company Representative”). The Company Representative shall be permitted to select any eligible individual to act as the “designated individual” of the Company within the meaning of Treasury Regulations Section 3011.6223-1(b)(3)(ii) (the “Designated Individual”). The Company Representative shall inform each Unitholder of all significant matters that may come to its attention in its capacity as Company Representative and shall forward to each Unitholder copies of all significant written communications it may receive in that capacity. Any reasonable, documented cost or expense incurred by the Company Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. The Company Representative shall not enter into any extension of the period of limitations for making assessments on behalf of the Unitholders or bind any Unitholders to a settlement agreement without first obtaining the consent of a majority interest

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

of the Unitholders or, if the settlement would have an adverse and disproportionate impact, other than an immaterial impact, on HMI, without the consent of HMI.

(b) For any tax year in which the Company is eligible to make the election described in Section 6221(b) of the Code, the Company shall so elect out and each Unitholder agrees not to take any action that would cause the Company to be ineligible to so elect out. For any tax year in which the Company is not able to make the election described in Section 6221(b) of the Code and is eligible to make an election under Section 6226(a) of the Code, the Company may, in the reasonable discretion of the Company Representative, so elect and each Member agrees not to take any action that would cause the Company to be ineligible to so elect.

(c) Subject to Section 5.01(b), each Unitholder agrees to reasonably cooperate with the Company Representative in connection with the taxation matters of the Company and to do or refrain from doing any or all things reasonably requested by the Company Representative with respect to the conduct of any tax proceedings.

(d) The provisions of this Section 8.02 shall survive the Unitholders’ ceasing to be a Unitholder of the Company indefinitely.

Section 8.03. Section 754 Election. The Company shall make an election pursuant to Section 754 of the Code (and any corresponding election for state and local income Tax purposes) in connection with any Transfer of Units in the Company or Distributions to Unitholders.

ARTICLE IX
TRANSFER OF UNITS

Section 9.01. Required Consent.

(a) Other than (i) to a Permitted Transferee and (ii) Transfers expressly contemplated by Section 9.02, Section 9.03, Section 9.04 or Section 9.05, no Unitholder shall Transfer at any time any interest in any Units. If a Unitholder Transfers any interests in any Units to a Permitted Transferee and such Transferee ceases to be a Permitted Transferee of such Unitholder, then such Transferee shall, prior to ceasing to be a Permitted Transferee, Transfer such interest to the Unitholder (or other Permitted Transferee thereof) who made such Transfer.

(b) No Unitholder shall or shall seek to avoid, directly or indirectly, the provisions of this Agreement by (i) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such Person’s interest in any such Permitted Transferee, or (ii) issuing or permitting any Transfer of any equity securities of or interests in such Unitholder. Each Unitholder that is not a natural Person shall cause the holders of legal and beneficial interests in such Unitholder to not avoid the provisions of this Agreement by disposing of all or any portion of such Person’s interest in such Unitholder. Any Transfer or attempted Transfer in violation of Section 9.01(a) or this Section 9.01(b) shall be void and otherwise subject to ARTICLE IX. Notwithstanding anything herein to the contrary, in no event shall this Section 9.01(b) apply to any direct or indirect Transfer or issuance of all or any portion of any direct interest in OXB or HMI, or their respective direct or indirect equityholders.

Section 9.02. Tag Along Rights.

(a) Participation Right. Except for Transfers (i) pursuant to Section 9.03, (ii) to a Permitted Transferee or (iii) arising out of an OXB Change of Control, in the event OXB desires to Transfer any outstanding Common Units (any such transaction subject to this Section 9.02, a “Tag Along Sale”),

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

OXB, desiring to effect such Tag Along Sale (the “Selling Unitholders”) shall give written notice, at least 10 days prior to any such Tag Along Sale, to each Unitholder holding one or more of the same classes of Units proposed to be Transferred (the “Tag Along Rights Holders” and such written notice, the “Tag Along Sale Notice”) specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred and the material terms and conditions of the Transfer. The Tag Along Rights Holders may irrevocably elect to participate in such Tag Along Sale by giving written notice of such irrevocable election to the Selling Unitholders within five days after delivery of the Tag Along Sale Notice (such Unitholders delivering such notice of election in accordance with this Section 9.02, collectively, the “Electing Unitholders”). For each Electing Unitholder, with respect to the Units for each class of Units to be transferred, such participation shall be based upon the Pro Rata Share represented by the Units of such class requested to be included in such Tag Along Sale by such Electing Unitholder relative to the Pro Rata Share of all Units of such class participating in such Tag Along Sale (including the Selling Unitholder and the Electing Unitholders). Each Unitholder participating in such Tag Along Sale shall Transfer its Units of such class on the same terms and conditions and the aggregate consideration to be paid in connection with such Tag Along Sale to each class of Units to be transferred and shall be allocated among each Unit of such class included therein based on such Unit’s Pro Rata Share, determined based upon the Total Equity Value implied by the price offered in the Tag Along Sale. If the Tag Along Rights Holders have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the five day period after delivery of the Tag Along Sale Notice), then the Selling Unitholders may Transfer the Units specified in the Tag Along Sale Notice at a price and on other material terms no more favorable in the aggregate to the Transferee(s) thereof than specified in the Tag Along Sale Notice during the 120 day period beginning with the delivery of the Tag Along Sale Notice. Any Selling Unitholders’ Units not Transferred during such 120 day period shall be subject to the provisions of this Section 9.02 upon subsequent Transfer. Each Tag Along Rights Holder shall take all necessary or desirable actions in connection with the consummation of the Tag Along Sale (whether in such Person’s capacity as a Unitholder, Director or otherwise) as reasonably requested by the Selling Unitholders (including (A) executing and delivering any and all agreements, instruments, consents, waivers, releases and other documents in substantially the same forms executed, and on substantially the same terms agreed to, by the Selling Unitholders (including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement), (B) furnishing information and copies of documents, (C) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities, (D) participating in management meetings and preparing pitchbooks and confidential information memorandums, (E) providing assistance with legal, accounting, tax, financial, benefits and other forms of due diligence and (F) cooperating with the Company and the Selling Unitholders with such Tag Along Sale).

(b) Participation Procedure; Conditions. With respect to any Tag Along Sale, each Selling Unitholder shall use commercially reasonable efforts to obtain the agreement of the Transferee to the participation of the Electing Unitholders in such contemplated Tag Along Sale, and no Selling Unitholder shall Transfer any of its Units to any prospective Transferee pursuant to such Tag Along Sale if such prospective Transferee(s) declines to allow the participation of the Electing Unitholders on the terms provided herein, unless in connection with such Tag Along Sale, one or more of the Selling Unitholders or their Affiliates purchase the number and class of Units from each Electing Unitholder which such Electing Unitholder would have been entitled to sell pursuant to Section 9.02(a) at the same price and on the same terms and conditions on which such Units were sold to the Transferee(s). Each Electing Unitholder Transferring Units pursuant to a Tag Along Sale shall pay its share (determined on a Pro Rata Basis) of the expenses incurred by the Selling Unitholders in connection with such Transfer and each Electing Unitholder shall be obligated to join in any indemnification or other obligation the Selling Unitholders have agreed to in connection with such Tag Along Sale (including any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units and tax status; provided that, unless the prospective Transferees permit a Unitholder to give a guarantee, letter of credit or other mechanism

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all participating Unitholders; provided, further, that the Selling Unitholders and Electing Unitholders shall share in indemnification liabilities related to such Tag Along Sale on a Pro Rata Basis (other than liabilities (if any) related solely to a participating Unitholder, which may be several).

Section 9.03. Approved Sale; Drag Along Obligations.

(a) Approved Sale. Subject to Section 5.03(c), if OXB approves or desires to pursue a Sale of the Company (an “Approved Sale”), each Unitholder (and each Person that retains voting control of any Units Transferred in accordance with Section 9.01) shall (including in such Person’s capacity as a Director or by causing any Director(s) entitled to be appointed by such Person to) vote for, cooperate with, consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale. Unless otherwise determined by OXB after good faith consultation with HMI, the Board shall establish a special committee of the Board to manage and facilitate the Approved Sale on behalf of the Company and the Unitholders, and the special committee shall have the authority to retain an investment banker with a nationally recognized reputation, attorneys, accountants and other professionals to advise and assist the Company and the special committee regarding the Approved Sale. In furtherance of the foregoing, if the Approved Sale is structured as a (x) merger or consolidation, each Unitholder shall waive and hereby waives any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Equity Securities, each Unitholder shall agree and hereby agrees to sell and Transfer, and shall sell and Transfer, all (or such lesser portion reflecting such Person’s proportionate interest in the aggregate portion of the Total Equity Value being sold or disposed of in such Approved Sale) of such Unitholder’s Units and other Equity Securities (regardless of whether each such Unitholder has rights to exercise a Put Option hereunder) on the terms and conditions approved by OXB. Each Unitholder shall take all reasonably necessary or desirable actions in connection with the consummation of the Approved Sale (whether in such Person’s capacity as a Unitholder, Director or otherwise) as reasonably requested by OXB (including (A) executing and delivering any and all agreements, instruments, consents, waivers, releases and other documents in substantially the same forms executed by OXB (including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement), (B) furnishing information and copies of documents, (C) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities, (D) participating in management meetings and preparing pitchbooks and confidential information memorandums, (E) providing assistance with legal, accounting, tax, financial, benefits and other forms of due diligence, and (F) cooperating with the Company and OXB with such Approved Sale).

(b) Conditions. The obligations of the Unitholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Approved Sale to all Unitholders shall be allocated among the Unitholders based upon the Pro Rata Share represented by the Units Transferred by such Unitholder pursuant to such Approved Sale; (ii) upon the consummation of the Approved Sale, all of the Unitholders of a particular class of Unit shall receive (or shall have the option to receive) the same form of consideration for such class of Unit; and (iii) if any Unitholder of a particular class of Units are given an option as to the form and amount of consideration to be received or any other right or benefit with respect to the Approved Sale, each other Unitholder of such class of Units shall be given the same option, right or benefit (other than, in the case of clause (ii) and clause (iii) of this Section 9.03(b), any consideration, option, right or benefit to be received by a Unitholder on account of such individual’s employment relationship with the Company or any of its Subsidiaries (e.g., stay bonus, noncompetition agreement or right to reinvest)).

(c) Indemnification; Expenses. Notwithstanding anything to the contrary, the Unitholders shall be obligated to join, on a Pro Rata Basis of such Unitholder’s share of the aggregate

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

proceeds of such Approved Sale, in any indemnification obligation OXB has agreed to in connection with such Approved Sale (including any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units and tax status); provided that (i) unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all Unitholders and (ii) the aggregate liability for any such Unitholder with respect to such indemnification obligations will be limited to the proceeds received by such Unitholder in the Approved Sale (other than in the case of fraud). Each Unitholder shall enter into any indemnification or contribution or other agreement reasonably requested by OXB to ensure compliance with this Section 9.03(c). Each Unitholder shall pay its portion (determined on a Pro Rata Basis) of the expenses incurred by the Unitholders pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Unitholders (including the costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with enforcing or implementing the terms and provisions of this Section 9.03). Expenses incurred by any Unitholder on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such holder in connection with the Approved Sale) will not be considered costs incurred for the benefit of all Unitholders and, to the extent not paid by the Company, will be the responsibility of such Unitholder. Notwithstanding the foregoing, the Company shall promptly reimburse OXB and HMI for any reasonable out-of-pocket expenses they respectively incur in connection with an Approved Sale.

(d) No Grant of Dissenters Rights or Appraisal Rights. In no manner shall this Section 9.03 be construed to grant to any Unitholder any dissenters rights or appraisal rights.

(e) Waiver. OXB may, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Approved Sale and the terms and conditions thereof. Neither the Board, OXB nor any of their Affiliates shall have any liability to any other Unitholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Approved Sale except to the extent OXB shall have failed to comply with the provisions of this Section 9.03. Subject to the provisions herein, to the maximum extent permitted by law, in connection with any Approved Sale, each Unitholder hereby waives all claims (including claims related to the fairness of the Approved Sale, the price paid (including the type of consideration received) for the Units in such Approved Sale, the process or timing of such Approved Sale, or any similar claim) arising from or relating to an Approved Sale, even if such Approved Sale results in no consideration being paid or payable to such Unitholder.

Section 9.04. Put Option; Call Option.

(a) Put Option; Call Option. At any time following the three-year anniversary of the Effective Date, OXB shall have the option, but not the obligation (the “Call Option”), to purchase, or cause any of its Affiliates to purchase, all the Units held by HMI or its Permitted Transferees on the terms set forth in this Section 9.04. At any time following the three-year anniversary of the Effective Date, HMI or its individual transferees (or its or their respective Affiliates) shall have the option, but not the obligation (the “Put Option”), to require OXB or the Company to purchase all the Units held by HMI or its Permitted Transferees on the terms set forth in this Section 9.04.

(b) Purchase Price of Units. The purchase price for the Units held by HMI or its Permitted Transferee in connection with the exercise of a Call Option or Put Option, as applicable, shall be equal to the amount to which HMI or its Permitted Transferee would be entitled to receive upon a liquidation of the Company, in accordance with Section 12.02, [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

(c) Exercise of the Call Option and Put Option. OXB or its Permitted Transferees may exercise the Call Option, and HMI or its Permitted Transferees may exercise the Put Option, by notifying the other in writing of its desire to exercise the Call Option or Put Option in accordance with this Section 9.04(c), as applicable (the “Option Notice”), at any time on or after the date that is the three-year anniversary of the date hereof.

(d) Unitholder Cooperation. Without limitation of the other provisions of this ARTICLE IX, each Unitholder shall take all necessary or desirable actions in connection with the consummation of the exercise of the rights set forth in this Section 9.04 (whether in such Person’s capacity as a Unitholder, Director or otherwise) as reasonably requested by the selling holders (including (A) executing and delivering any and all agreements, instruments, consents, waivers, releases and other documents in substantially the same forms executed by the selling holders (including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement), (B) furnishing information and copies of documents, (C) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities, (D) participating in management meetings and preparing pitchbooks and confidential information memorandums, (E) providing assistance with legal, accounting, tax, financial, benefits and other forms of due diligence and (F) cooperating with the Company and the selling holders with the exercise of such rights.

Section 9.05. Rights upon a Change of Control of HMI. Subject to the provisions of this ARTICLE IX, upon a Change of Control of HMI, OXB may purchase all, but not less than all, of the Common Units held by HMI or its Permitted Transferee for a purchase price, payable in cash, equal to the amount to which HMI or its Permitted Transferee would be entitled to receive upon a liquidation of the Company, in accordance with Section 12.02, [***]. For purposes of this Section 9.05, a “Change of Control” means (i) the sale (in one or a series of related transactions and whether by merger, consolidation, reorganization, combination, sale or transfer of HMI’s Equity Securities) of all or substantially all of the assets of HMI to a third party; (ii) a sale (in one or a series of related transactions and whether by merger, consolidation, reorganization, combination, sale or transfer of HMI’s Equity Securities) resulting in more than 50% of the equity interests of HMI being held by a third party; or (iii) a merger, consolidation, recapitalization resulting in ownership of more than 50% of the issued and outstanding voting Equity Securities in HMI by a third party.

Section 9.06. Effect of Assignment.

(a) Termination of Rights. Any Unitholder who shall assign any Units or other interest in the Company shall cease to be a Unitholder with respect to such Units or other interest and shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest, except as provided in Section 9.01 with respect to any Units over which such Person retains voting control; provided that, notwithstanding the foregoing, unless and until the Assignee is admitted as a Substituted Unitholder in accordance with the provisions of ARTICLE X (the “Admission Date”), the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Unitholder with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Unitholder who Transfers any Units or other interest in the Company from any liability of such Unitholder to the Company or the other Unitholders with respect to such Units or other interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person or for any breaches of any representations, warranties or covenants by such Unitholder (in its capacity as such) contained herein or in the other agreements with the Company or any of its Subsidiaries or Affiliates.

(b) Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof, to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

(c) Assignee’s Rights. A Transfer of Units permitted hereunder shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company. Distributions made before the effective date of such Transfer shall be paid to the Transferor, and Distributions made after such date shall be paid to the Assignee. Unless and until an Assignee becomes a Unitholder pursuant to ARTICLE X hereof, the Assignee shall not be entitled to any of the rights or privileges granted to a Unitholder hereunder or under applicable law, other than the rights and privileges specifically granted to Assignees pursuant to this Agreement; such Assignee shall be bound by any limitations and obligations of a Unitholder contained herein by which a Unitholder would be bound on account of the ownership of Units by the Assignee (including the obligation, if any, to make Capital Contributions on account of such Units and the obligations set forth in ARTICLE IX).

(d) Execution of Counterpart. Except in connection with an Approved Sale, each Transferee of Units or other interests in the Company shall, as a condition prior to such Transfer, execute and deliver to the Company a joinder or counterpart to this Agreement in form and substance acceptable to the Board pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(e) Notice. In connection with the Transfer of any Units (other than pursuant to Section 9.02, Section 9.03, Section 9.04 or Section 10.01), the holder of such Units will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

Section 9.07. Transfer Fees and Expenses. Except for a Transfer pursuant to Section 9.02 or Section 9.03, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

Section 9.08. Void Transfers. Except pursuant to Section 10.01, any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement, or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes, shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported assignee shall have any right to any Distributions of the Company.

Section 9.09. Section 7704 Limits. Notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Board (within the meaning of Treasury Regulations Section 1.7704-1(d)) if such Transfer (i) would cause the Company to have more than 100 partners, as determined for purposes of Treasury Regulations Section 1.7704-1(h) or (ii) would cause the Company to (or create any risk that the Company would) be treated as a publicly traded partnership within the meaning of Section 7704 of the Code and Treasury Regulations Section 1.7704-1, or (iii) cause the Company to fail to qualify for any “safe harbor” provided for in Section 7704 of the Code and the Treasury Regulations thereunder that otherwise would have been available.

ARTICLE X
ADMISSION OF UNITHOLDERS

Section 10.01. Substituted Unitholders. In connection with any Transfer of Units by a Unitholder permitted by and in accordance with the terms of ARTICLE IX hereof, the Transferee shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

become a Substituted Unitholder on the later of (a) the effective date of such Transfer, and (b) the date on which the Board approves such Transferee as a Substituted Unitholder (such approval not to be unreasonably withheld, conditioned or delayed), and such admission shall be shown on the books and records of the Company; provided, however, in connection with the Transfer of Units by a Unitholder to a Permitted Transferee permitted under the terms of this Agreement and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Unitholder on the effective date of such Transfer.

Section 10.02. Additional Unitholders. A Person may be admitted to the Company as an Additional Unitholder only as contemplated under Section 3.02 and only upon furnishing to the Company (a) a joinder or counterpart to this Agreement in form and substance acceptable to the Board pursuant to which such Person shall agree to be bound by the provisions of this Agreement, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such Person’s admission as a Unitholder. Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XI
WITHDRAWAL OF UNITHOLDERS

Section 11.01. Withdrawal of Unitholders. No Unitholder shall have the power or right to disclaim or abandon such Unitholder’s Units or otherwise withdraw from the Company or cease to be subject to the provisions of this Agreement prior to the dissolution and winding up of the Company pursuant to ARTICLE XII, without the prior written consent of the Board (which consent may be withheld by the Board in each’s Directors’ sole discretion), except as otherwise expressly permitted by this Agreement. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.01. Dissolution. Subject to Section 5.03(b) and Section 5.03(c), the Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a) the election of the Board (with the prior written consent of OXB); and

(b) a Sale of the Company.

(c) Except as otherwise set forth in this ARTICLE XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 12.02. Liquidation and Termination. On the dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives, Unitholders or other Persons as liquidator(s) (with the prior written approval of OXB). The liquidators shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as the Company’s expense. Until final Distribution, the liquidators shall

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

continue to operate Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a) The liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b) As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with ARTICLE XIII hereof, (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.01, and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation Statement shall be final and binding on all Unitholders.

(c) As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 12.02(b), the liquidators shall promptly distribute the Company’s Liquidation Assets to the holders of Units in accordance with Section 4.01. In making such Distributions, the liquidators shall allocate each type of Liquidation Assets (e.g., cash or cash equivalents, preferred or common equity securities) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidators may allocate each type of Liquidation Assets so as to give effect to and take into account the relative priorities of the different Units. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.01. If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to Section 12.02(b), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to Section 112.02(b). The Distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.02(c) constitutes a complete Distribution to the Unitholder of its interest in the Company and all Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 12.03. Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Board, such Unitholders hereby agree to enter into a securityholder’s agreement with such Subsidiary and each other Unitholder which contains rights and restrictions in form and substance similar to the provisions and restrictions set forth herein (including in ARTICLE V and ARTICLE IX).

Section 12.04. Cancellation of Certificate. On completion of the Distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.04.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Section 12.05. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.02 in order to minimize any losses otherwise attendant upon such winding up.

Section 12.06. Hart Scott Rodino. In the event the Hart Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XIII
VALUATION

Section 13.01. Valuation of Units. The “Fair Market Value” of each Unit shall be the fair value of each such Unit as determined in good faith by the Board and based on the portion of the Total Equity Value to which each such Unit would be entitled as of the date of valuation and using all factors, information and data deemed by them to be pertinent.

Section 13.02. Valuation of Securities. The “Fair Market Value” of any other securities shall mean the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive Business Days prior to such day. If at any time the securities are not listed on any securities exchange or quoted in the NASDAQ System or the over the counter market, the Fair Market Value of each such security shall be equal to the fair value thereof as of the date of valuation as determined by the Board in good faith.

Section 13.03. Valuation of Other Assets. The “Fair Market Value” of all other non-cash assets shall mean the fair value thereof as of the date of valuation as reasonably determined by the Board in good faith on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value as the Board reasonably deems relevant (and giving effect to any transfer Taxes payable or discounts in connection with such sale).

Section 13.04. Dispute Resolution. If a Unitholder disagrees with the Board’s determination of Fair Market Value for any reason or purpose in this Agreement, such Unitholder (a “Disputing Unitholder”) shall deliver to the Board written notice (a “Dispute Notice”) of such dispute within ten Business Days of its receipt of the Board’s determination of Fair Market Value. The Dispute Notice shall set forth the initial determination of such Disputing Unitholder of the Fair Market Value of the Units. The Board and the Disputing Unitholder shall then negotiate in good faith, including through reasonable engagement of such parties and their respective counsels, for ten (10) Business Days (or for such longer period as they mutually agree) in an effort to reach agreement on the Fair Market Value of the Units. If such negotiation is unsuccessful, the Board and the Disputing Unitholder shall promptly designate a mutually agreeable independent valuation firm, acting as a valuation expert and not as an arbitrator to resolve any remaining disputes set forth in the Dispute Notice in accordance with this Section 13.04. No later than the fifth Business Day after appointment of the independent appraiser, each of the Board and the Disputing Unitholder shall deliver to the independent appraiser a written notice of its final determination

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

of the Fair Market Value of the Units (each, a “Valuation Notice”). The independent appraiser shall be instructed to determine the final Fair Market Value of the Units within 30 calendar days of its receipt of both Valuation Notices. In making such determination, the independent appraiser (x) shall be instructed that the initial determinations by each of the Board and the Disputing Unitholder of the Fair Market Value shall not be used as evidence of the actual Fair Market Value or the correctness of either the Board’s or the Disputing Unitholder’s determination of the Fair Market Value set forth in the Valuation Notice and (y) may request additional submissions of information from the Board and/or the Disputing Notice (and the Board and/or the Disputing Unitholder shall promptly comply). The opinion of the independent appraiser shall be binding upon the Company, the Board and the Disputing Unitholder. The fees and expenses of the independent appraiser shall be borne equally by the Company and the Disputing Unitholder.

ARTICLE XIV
GENERAL PROVISIONS

Section 14.01. Amendments. Subject (x) in all respects to Section 5.03(b) and Section 5.03(c), and to (i) the right of the Board to amend this Agreement as expressly provided herein (including pursuant to Section 3.02), (ii) any amendment pursuant to a merger or consolidation that is approved in accordance with the terms of this Agreement, (iii) Section 6.04(f) regarding certain indemnification rights, (iv) Section 2.07 regarding the tax treatment of the Company, and (v) the last sentence of Section 3.01(b) regarding capital contributions, this Agreement may be amended, modified, or waived by or with the written consent of OXB or its Permitted Transferee, and such amendment, modification or waiver shall be binding upon and effective as to the Company, the Board and each other Unitholder; provided that any such amendment, modification or waiver that would alter or change the economic rights, economic obligations, economic powers or economic preferences of one or more Unitholders holding Common Units in a disproportionate and materially adverse manner compared to the economic rights, economic obligations, economic powers and economic preferences specific to other Unitholders in their capacities as the holders of Common Units shall also require the prior written consent of the Unitholders so disproportionately and materially adversely affected.

Section 14.02. Title to Company Assets. The Company’s assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Legal title to any or all of such assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.

Section 14.03. Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 14.04. Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Section 14.05. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 14.06. Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) is issued or otherwise holds Units (other than as a result of a Transfer by such Unitholder after the date hereof made not in accordance with this Agreement) (whether or not they execute a counterpart to this Agreement), (b) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (c) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 14.07. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The use of the word “class” shall be deemed to mean “class and/or series.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 14.08. Applicable Law; Jurisdiction; Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Unitholder irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby and agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Unitholder further agrees that service

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

of any process, summons, notice or document by United States certified or registered mail to such Unitholder’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such Chosen Courts has been brought in an inconvenient forum.

Section 14.09. Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board shall be deemed given if delivered to each member of the Board at the last known address of such members, or in the case of (x) the OXB Directors, the address set forth on the Unit Ownership Ledger and (y) the HMI Director, the address for the HMI Director set forth on the Unit Ownership Ledger.

Section 14.10. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, Distributions, capital or property other than as a secured creditor. Notwithstanding the foregoing, each of the Indemnified Persons is an intended third-party beneficiary of Section 6.04 and shall be entitled to enforce such provision (as it may be in effect from time to time).

Section 14.11. No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 14.12. Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.13. Escrow for Disputed Amounts. In the event that OXB has made a claim against HMI for indemnification under and in accordance with Article VIII of the Purchase Agreement (an “Indemnification Claim”), and there is a Disputed Amount outstanding on the date on which a payment is to be paid by OXB or the Company, to HMI pursuant to Section 4.01, Section 9.04 or Section 9.05 of this Agreement (the “Payment Amount”), HMI shall be entitled to receive the Payment Amount less the Disputed Amount, which Disputed Amount shall be deposited into an escrow account with an independent third-party escrow agent mutually agreed in writing by OXB and HMI. Such escrow account shall be

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

governed by an agreement that shall provide for a release of the Disputed Amounts to the parties based on the resolution of such dispute in accordance with Article VIII of the Purchase Agreement.

Section 14.14. Entire Agreement. This Agreement, each Unitholder’s respective investment agreement, purchase agreement, grant agreement or other similar agreement, the documents expressly referred to herein, related documents of even date herewith, the other agreements contemplated hereby and thereby and any other agreement identified by the Board, in its sole discretion, embody the complete agreement and understanding among the parties and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 14.15. Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 14.16. Survival. Section 3.01(b), Section 6.01 and Section 6.04 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

Section 14.17. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 14.18. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

* * * *

Confidential

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

THE COMPANY

ROADRUNNER SOLUTIONS LLC

By: /s/ Tim Kelly

Name: Tim Kelly

Title: Chief Executive Officer

UNITHOLDERS

OXFORD BIOMEDICA (US), INC.

By: /s/ Stuart Paynter

Name: Stuart Paynter

Title: Chief Financial Officer

HOMOLOGY MEDICINES, INC.

By: /s/ Arthur Tzianabos

Name: Arthur O. Tzianabos

Title: President and Chief Executive Officer

Signature Page to Amended and Restated Limited Liability Company Agreement of Roadrunner Solutions LLC

Confidential

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Joinder

The undersigned hereby agrees to become a party to the Amended and Restated Limited Liability Company Agreement of Roadrunner Solutions LLC, a Delaware limited liability company (the “Company”), dated as of March 10, 2022 (as amended from time to time, the “Agreement”), and shall accept and be subject to, and comply with the terms, conditions and provisions of the Agreement as a “Unitholder” thereunder, and shall be entitled to the rights and benefits and subject to the obligations of a Unitholder thereunder.

UNITHOLDER:

[_____________________]

By: ___________________________

Its:

Address for Notices:

[______________]

[______________]

[______________]

[______________]

APPENDIX A

UNIT OWNERSHIP LEDGER

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